EXHIBIT 10.55

RELEASE AGREEMENT

This Release Agreement (the “Agreement”), made and entered into this 4th day of May, 2007 by and between Cyberonics, Inc., a Delaware corporation, having its principle place of business at 100 Cyberonics Blvd., Houston TX  77058 (the "Company") and John Riccardi, an individual residing in League City, Texas (the "Individual").

WHEREAS, Individual was previously employed by Company; and

WHEREAS, such employment was terminated as of May 11, 2007; and

WHEREAS, Company is willing to provide Individual with certain consideration to which Individual is not otherwise entitled in exchange for a release from Individual;

NOW, THEREFORE, in consideration of a payment to Individual of an amount determined by Company to be equal to that which would have been earned by Individual under the Fourth Quarter 2007 Bonus Program had Individual been employed as of the date that Program payments are made, less applicable deductions, as well as forgiveness of any obligation for Individual to repay monies paid by Company to or on behalf of Individual under the previously signed Relocation Agreement (the “Relocation Agreement”), the parties agree as follows:

1.           Termination of Employment.  Individual and Company acknowledge that Individual's employment by Company was terminated as of May 11, 2007.

2.           Release. Individual, individually and on behalf of Individual’s heirs, executors, administrators, successors and assigns, hereby fully and finally RELEASES, ACQUITS and FOREVER DISCHARGES the Company and its officers, directors, shareholders, subsidiaries and other affiliates, predecessors and successors in interest, agents and representatives, employees and insurers from all claims, demands, liability and causes of action of whatsoever nature, whether in contract or tort, whether pursuant to statute or common law including, but not limited to, the Title VII Discrimination in Employment Act and the Americans With Disabilities Act, all as amended, and any other applicable federal or state statutes arising out of or pertaining to Individual’s employment with the Company and any of its predecessors or affiliates.

Company hereby fully and finally RELEASES, ACQUITS and FOREVER DISCHARGES Individual from all claims, demands, liability and causes of action of whatsoever nature, whether in contract or tort, arising out of or pertaining to the repayment of monies paid by Company to or on behalf of Individual under the Relocation Agreement.

3.           Covenants Not to Sue.  Individual agrees and covenants not to sue or prosecute any claim that might now or ever be asserted arising out of or pertaining to Individual’s employment with the Company and any of its predecessors or affiliates.

4.           Indemnification. Individual, individually and on behalf of Individual’s heirs, executors, administrators, successors and assigns, hereby INDEMNIFIES and HOLDS HARMLESS the Company, and its officers, directors, agents, employees, representatives and insurers to save and indemnify it/them (1) for and from Individual's breach of this Agreement’s Release, Covenant Not to Sue or Confidential Information provisions (2) for and from any further claims, liability, costs or expenses arising out of or pertaining to Individual’s employment.

5.           Confidential Information.  Individual reaffirms the obligations under that certain Confidentiality Agreement executed at or immediately prior to the beginning of his/her employment with the Company and acknowledges that those obligations survive the termination of such employment.  The parties agree to keep completely confidential the existence of the Agreement, as well as all of the terms or amounts set forth in the Agreement, and neither party will hereafter disclose any terms or information concerning the Agreement to any other person, other than accountants, tax advisors, or attorneys, except as may be required by law.  The parties further agree that in the event the party makes a disclosure as permitted by the Agreement to an accountant, tax advisor, or attorney, such party will advise such persons of the existence of this confidentiality clause and of their obligation to abide by it. Further, Individual agrees to refrain from making disparaging comments of any kind regarding the Company or its employees to any third party including, but not limited to, any employee, representative, customer or business affiliate of the Company (“Third Party”) and will refrain from contacting any Third Party to the extent that said contact is or could be disruptive to the Company.

6.           Conditions.  Payment of the consideration outlined above shall at all times be conditioned upon:  (a) Individual returning to the Company the Company-owned property identified on the Inventory List attached hereto as Attachment A; and (b) Individual executing and returning this Agreement to the Company.

7.           Compliance Questionnaire.  Individual acknowledges receipt of Company’s Exit Questionnaire and will undertake to promptly complete and return the questionnaire to the Company.

8.           Miscellaneous. Individual understands that Individual has the right to, and has been advised to, consult with an attorney prior to signing.  Individual further understands that Individual has a reasonable period of time to consider this Agreement prior to signing it; provided, however, that this Agreement will be deemed to be rejected if Individual does not return the executed Agreement within fourteen (14) days of its receipt.  This Agreement shall not become effective or enforceable until it has been executed by both parties.

9.           Complete Agreement.  The parties agrees that this Agreement contains the full and final expression of their agreement with respect to the matters contained herein and acknowledges that no other promises have been made that are not set forth in this Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Release Agreement voluntarily and of their own free will as of the date first written above.

/s/ John Riccardi________________
John Riccardi

Date:  May 4, 2007_______________

/s/ George E. Parker, III_____________
Cyberonics, Inc.
By: George E. Parker, III
Title:  Interim COO

Date:  May 4, 2007_________________

ATTACHMENT A

See Attached Inventory List.

Name:	John Riccardi
Position:	Chief Financial Officer
Last Day:	5/11/2007

	Received	To Be Returned	Property Name	Property Description	Value	Property For	Employee Comments	Other Notes/Comments
CUSTOMER SUPPORT			Handheld Computer	Live Product	$440	Field EE's
			HHD Computer Bag	Demo Product	$15	Field EE's
			Programming Wand	Live Product	$260	Field EE's
			Demo/Practice Lead	Demo/Training Product	$400	Field EE's
			Practice Block	Training Product	$45	Field EE's
			Demo 102/102R Generator	Demo Product	$750	Field EE's
			102 Generator	Trunk Stock/Live Product	$750	Varies
			102R Generator	Trunk Stock/Live Product	$700	Varies
			302-20 Lead	Trunk Stock/Live Product	$700	Varies
			302-30 Lead	Trunk Stock/Live Product	$450	Varies
			402 Tunneling Tool	Trunk Stock/Live Product	$60	Varies
			502 Accessory Kit	Trunk Stock/Live Product	$100	Varies
			Patient Kit	Trunk Stock/Live Product	$30	Varies
HR		x	Access Card		$0	Varies
		x	Company ID Badge	Picture Badge	$0	Varies
		x	Corporate AMEX Card		$0	Varies

	Received	To Be Returned	Property Name	Property Description	Value	Property For	Employee Comments	Other Notes/ Comments
INFORMATION TECHNOLOGY			Auto / Air Adapter		$60	Varies
			Blackberry Car Charger		$5	Varies
			Blackberry Combo		$300	Varies
			Blackberry Travel Charger		$30	Varies
			Blue Tooth Headset		$70	Varies
			Call Recorder		$30	CM and IT Telecom's
			Cell Phone		$80	Varies
			CRT Monitor		$200	Varies
		X	Dell Notebook Computer		$2,500	All Field EE's
			Dell Optiplex Desktop Computer		$1,650	CM and IT Telecom's
			Docking Station		$150	Varies
			Keyboard and Mouse		$20	Varies
			LCD Monitor		$300	Varies
			Monitor Stand		$50	Varies
			Multi-Function Printer		$250	Varies
			Multi-Function Printer - Other Model		$450	Some RAM's, CE
			Panasonic 2 Line Analog Phone		$40	Varies
			PC Cards		$175	Varies
			Plantronics Headset		$250	Varies/ Wireless
			Portable Projector		$1,500	RM
			Wireless Router		$60	Varies

	Received	To Be Returned	Property Name	Property Description	Value	Property For	Employee Comments	Other Notes/Comments
SLS & MKTG			Depression Portfolio		$200	TC, RM, GBUD
			Epilepsy Portfolio		$200	TC, RM, GBUD
			In-Service Bags	Has wheels & VNS Logo	$75	TC, RM
			Surgical/Hospital Portfolio		$200	TC, RM